Exhibit 10.46

Certain identified information in this document has been excluded because it is both (i) not material and (ii) the type that the registrant treats as private or confidential, and has been marked with “[***]” to indicate where omissions have been made.

FIRST AMENDMENT TO THE EXCLUSIVE OPTION AND LICENSE AGREEMENT

THIS FIRST AMENDMENT TO THE EXCLUSIVE OPTION AND LICENSE AGREEMENT (the “1st Amendment”) is made effective as of November 27, 2019 (the “1st Amendment Effective Date”), between Kineta Chronic Pain, LLC, having a principal place of business at 219 Terry Avenue North, Suite 300, Seattle, Washington, 98109 (“Kineta”), and Genentech, Inc., having a principal place of business at 1 DNA Way, South San Francisco, California 94080 (“GNE”), and its Affiliates (collectively with GNE, the “Licensee”). Kineta and Licensee are each referred to herein individually as a “Party” and collectively as the “Parties”.

BACKGROUND

Whereas, the Parties have executed that certain Exclusive Option and License Agreement dated April 11, 2018 (the “Agreement”),

Whereas, the Parties now wish to further amend the Agreement,

Now therefore, in consideration of the mutual covenants set forth in this 1st Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to the following terms:

1.	The Parties have agreed to have GNE provide Kineta with an one-time payment of [***] within 30 days from receipt of an invoice from Kineta to address incremental research plans for completed and proposed preclinical studies and materials requested by GNE to prepare for both intravenous and subcutaneous dosing arms for a Phase 1 study design.

2.	Section 6.2 of the Agreement is hereby amended and replaced with:

6.2 Option Exercise Payment. In consideration of Licensee’s exercise of the Option during the Option Period, Licensee shall pay to Kineta a one-time payment in the amount of (i) [***] if the Lead Option is exercised pursuant to Section 4.3.2(a)(i) or if the Back-up Option is exercised pursuant to Section 4.3.2 (b); or (ii) [***] if the Lead Option is exercised pursuant to Section 4.3.2(a)(ii) (the “Option Exercise Payment”). Such Option Exercise Payment shall be made in accordance with 6.3.5, and shall be non-creditable and non-refundable.

3.	Section 6.2.3 of the Agreement is hereby amended and replaced with:

6.2.3 Option Extension Payment. Licensee may pay to Kineta a one-time payment in the amount of [***] (which shall be non-creditable and non-refundable) to extend the Option Period from three (3) months after Licensee’s receipt of an IND Filing Package for a Licensed Product to four (4) months after Licensee’s receipt of the Phase I Data Package for such Licensed Product (the “Option Extension Payment”).

4.	Except as set forth herein, no other changes are made to the Agreement and all other terms and conditions of the Agreement remain in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one or the same instrument.

IN WITNESS WHEREOF, the Parties have caused this 1st Amendment to be executed as of the Amendment Effective Date.

KINETA CHRONIC PAIN, LLC	GENENTECH, INC.

By:	/s/Craig Phillips	By:	/s/ Jennifer Bonilla

Name:	Craig Phillips	Name:	Jennifer Bonilla

Title:	President	Title:	V.P. Business Development